Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of element 5 Informationstechnologien und —dienstleistungen Aktiengesellschaft (“element 5”) by Digital River, Inc. (“Digital River”).  The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16.  Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.  Estimates of the fair values of the assets and liabilities of element 5 have been combined with the recording values of the assets and liabilities of Digital River in the unaudited pro forma condensed consolidated financial information.  The purchase price allocation for element 5 is preliminary and is unaudited.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 gives effect to the element 5 acquisition as if it occurred on March 31, 2004.  The balance sheet information was derived from their respective unaudited March 31, 2004 balance sheets.  The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of January 1, 2003.  The information for the Digital River and element 5 statements of operations was derived from their respective audited statements of operations for the year ended December 31, 2003, and from their unaudited statements of operations for the three-month period ended March 31, 2004.

The unaudited pro forma condensed consolidated financial information has been prepared by Digital River’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Digital River and element 5 been a combined company during the specified periods.  The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Digital River included in its annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and the historical consolidated financial statements of element 5 included as Exhibit 99.5 in the Form 8-K/A to which this Exhibit 99.6 is attached.

DIGITAL RIVER, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(in thousands, except share data; unaudited)

	Historical
	Digital River, Inc.	element 5	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$105,503	$12,402	$(31,284)	(1)(4)	$86,621
Short-term investments	45,016	—	(45,016)	(1)	—
Accounts receivable, net of allowances	9,158	4,783	—		13,941
Prepaid expenses and other	1,620	315	—		1,935
Total current assets	161,297	17,500	(76,300)		102,497

PROPERTY AND EQUIPMENT:
Property and equipment	34,558	3,232	—		37,790
Less accumulated depreciation	(19,410)	(1,950)	—		(21,360)
Net property and equipment	15,148	1,282	—		16,430
GOODWILL	23,921	—	105,206	(2)	129,127
INTANGIBLE ASSETS	7,493	—	15,000	(2)	22,493
OTHER ASSETS	113	—	—		113
	$207,972	$18,782	$43,906		$270,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,717	$14,532	$—		$64,249
Accrued payroll	2,218	934	—		3,152
Deferred revenue	3,581	578	—		4,159
Other accrued liabilities	11,120	1,644	—		12,764
Total current liabilities	66,636	17,688	—		84,324

NON-CURRENT LIABILITIES:
Notes payable	—	4,262	(4,262)	(2)	—
Notes payable	—	—	45,000	(1) (4)	45,000
Total non-current liabilities	—	4,262	40,738		45,000

STOCKHOLDERS’ EQUITY:
Preferred stock	—	354	(354)	(3)	—
Common stock	317	423	(423)	(3)	317
Additional paid-in capital	219,876	6,881	(6,881)	(3)	219,876
Accumulated deficit	(78,873)	(10,165)	10,181	(1)(3)	(78,857)
Accumulated other comprehensive income	16	(661)	645	(1)(3)	—
Total stockholders’ equity	141,336	(3,168)	3,168		141,336
	$207,972	$18,782	$43,906		$270,660

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIGITAL RIVER, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except per share data; unaudited)

	Historical
	Digital River, Inc.	element 5	Pro Forma Adjustments		Pro Forma Combined

REVENUE	$101,201	$14,175	$—		$115,376
COST OF REVENUE:
Direct cost of services	3,585	2,228	—		5,813
Network and infrastructure	12,253	671	—		12,924
GROSS MARGIN	85,363	11,276	—		96,639

OPERATING EXPENSES:
Sales and marketing	37,220	5,869	—		43,089
Product research and development	9,962	3,046	—		13,008
General and administrative	9,228	2,540	—		11,768
Depreciation and amortization	7,275	572	—		7,847
Amortization of acquisition related costs	5,380	—	5,000	(2)	10,380
Total operating expenses	69,065	12,027	5,000		86,092

INCOME (LOSS) FROM OPERATIONS	16,298	(751)	(5,000)		10,547
INTEREST INCOME/(EXPENSE)	838	(385)	(200)	(4)	253
OTHER EXPENSE	—	(141)	—		(141)
INCOME TAXES	—	(16)	—		(16)
NET INCOME (LOSS)	$17,136	$(1,293)	$(5,200)		$10,643

NET INCOME PER SHARE
BASIC	$0.58				$0.36
DILUTED	$0.52				$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	29,398				29,398
DILUTED	33,051				33,051

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIGITAL RIVER, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(in thousands, except per share data; unaudited)

	Historical
	Digital River, Inc.	element 5	Pro Forma Adjustments		Pro Forma Combined

REVENUE	$31,855	$6,147	$—		$38,002
COST OF REVENUE:
Direct cost of services	618	773	—		1,391
Network and infrastructure	3,300	174	—		3,474
GROSS MARGIN	27,937	5,200	—		33,137

OPERATING EXPENSES:
Sales and marketing	11,468	2,367	—		13,835
Product research and development	2,924	1,149	—		4,073
General and administrative	2,837	826	—		3,663
Depreciation and amortization	1,611	215	—		1,826
Amortization of acquisition related costs	1,579	—	1,250	(2)	2,829
Total operating expenses	20,419	4,557	1,250		26,226

INCOME FROM OPERATIONS	7,518	643	(1,250)		6,911
INTEREST INCOME/(EXPENSE)	97	(226)	(50)	(4)	(179)
OTHER EXPENSE	—	(93)	—		(93)
INCOME TAXES	—	—	—		—
NET INCOME	$7,615	$324	$(1,300)		$6,639

NET INCOME PER SHARE
BASIC	$0.24				$0.21
DILUTED	$0.22				$0.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	31,620				31,620
DILUTED	35,059				35,059

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIGITAL RIVER, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

On April 19, 2004, Digital River announced that it signed a definitive agreement to acquire element 5 for $120 million in cash.  Digital River also may pay up to an additional $2.5 million in cash based on element 5’s operating performance over the first 24 months subsequent to the acquisition.

The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16.  Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.  Preliminary estimates based on management’s best estimates of the fair values of the assets and liabilities of element 5 have been combined with the recorded values of the assets and liabilities of Digital River in the unaudited pro forma condensed consolidated financial information.  These allocations are subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.

UNAUDITED PRO FORMA ADJUSTMENTS

(1)   Reflects the cash outlay for an aggregate purchase price of approximately $121.3 million, including $1.3 million in transaction costs and financing costs associated with the credit facility from Harris Trust and Savings Bank. The liquidation of short-term investments led to the recognition of $16 thousand of unrealized gain, which was previously recorded as accumulated other comprehensive income in the stockholders' equity section of the balance sheet.

(2)   Reflects the excess of the purchase price over the fair value of the assets and liabilities acquired in the purchase transaction.  Element 5’s notes payable were not part of the acquired liabilities and were paid off from the proceeds of the acquisition.  The book value of tangible assets and liabilities acquired are assumed to approximate fair value.  Other intangible assets will be amortized on a straight-line basis over three years.  The purchase price is allocated as follows (in thousands):

Total purchase price	$121,300
Less: Fair value of tangible assets acquired	1,094
Goodwill and other intangible assets	$120,206

(3)   Reflects the elimination of the historical equity accounts of element 5.

(4)   In connection with the acquisition of element 5, Digital River established a secured revolving credit facility with Harris Trust and Savings Bank.  The Company may borrow up to $45 million under the facility through May 28, 2004, and up to $30 million thereafter through the scheduled maturity of June 30, 2005.  The facility is also secured by cash and receivables.  The pro forma statements of operations assume an average outstanding loan balance of $5 million at 4% interest, which is the balance expected to have a continuing impact on the Company's financial statements.

PRO FORMA NET INCOME PER SHARE

The unaudited pro forma combined net income per share is based upon the weighted average number of vested outstanding shares of common stock of Digital River during the periods presented.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of Digital River and element 5.  Certain amounts have been reclassified to conform to Digital River’s financial statement presentation.